Exhibit 32.4

Certification of Chief Financial Officer

In connection with the Annual Report on Form 10-K of Tanger Properties Limited Partnership (the "Operating Partnership") for the year ended December 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, principal financial officer of the Operating Partnership's general partner, hereby certifies, to such officer's knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i)the Report fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

Date:	February 21, 2024	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer and Chief Investment Officer
Tanger Inc., sole general partner of the Operating Partnership